UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

SCOTTISH RE GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-16855	98-0362785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box HM 2939 Crown House, Third Floor, 4 Par-la-Ville Road Hamilton HM12 Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-4451

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 26, 2006, Scottish Re Group Limited (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with MassMutual Capital Partners LLC (“MassMutual Capital”), a member of the MassMutual Financial Group, and SRGL Acquisition, LLC, an affiliate of Cerberus Capital Management, L.P. (“Cerberus”), or another affiliate thereof (such affiliate of Cerberus, together with MassMutual Capital, the “Investors”) whereby, subject to the terms and conditions set forth in the Securities Purchase Agreement, the Investors will each purchase 500,000 of the Company’s convertible cumulative participating preferred shares (the “Convertible Shares”), which will be newly issued, and which shares may be converted into an aggregate of 150,000,000 ordinary shares of the Company at any time and will automatically convert on the ninth anniversary of the issue date if not previously converted, subject to certain adjustments.

On February 20, 2007, the Company entered into an Amendment No. 2 to Securities Purchase Agreement (the “Second Amendment”).  The Company had previously entered into a first amendment to the Securities Purchase Agreement on January 9, 2007 to make certain clarifying changes to the Certificate of Designations for the Convertible Shares.  Pursuant to the terms of the Second Amendment, the Company has agreed to provide an additional indemnity to the Investors, which would be calculated pursuant to the terms of the Second Amendment, in an amount not to exceed $68.5 million in the aggregate, if actual claims with respect to the in-force individual life reinsurance business of ING America Insurance Holdings, Inc., which the Company acquired on December 31, 2004, exceed expected claims for such business. The measurement period for this indemnification is the period from January 1, 2007 until the earlier of (i) December 31, 2009 and (ii) the most recently ended calendar quarter prior to the conversion of the Convertible Shares.  The Investors must bring any claim for indemnification not more than 120 days after the end of such measurement period.  The Company will settle any such indemnification obligation solely through the adjustment of the number of ordinary shares into which the Convertible Shares may be converted.  A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 20, 2007, the Company issued a press release announcing its results of operations for the quarter ended December 31, 2006.  A copy of the press release is attached hereto as Exhibit 99.1.

On February 20, 2007, the Company made available on its website supplemental financial information with respect to its financial results for the quarter ended December 31, 2006.  This information is included as Exhibit 99.2 to this Current Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

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10.1

Amendment No. 2 to Securities Purchase Agreement, dated as of February 20, 2007, by and among Scottish Re Group Limited, MassMutual Capital Partners LLC and SRGL Acquisition, LDC.

99.1

Press Release issued by Scottish Re Group Limited on February 20, 2007.

99.2

Supplemental financial information with respect to the quarter ended December 31, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCOTTISH RE GROUP LIMITED

By:

/s/ Paul Goldean

Paul Goldean

President and Chief Executive Officer

Dated:  February 20, 2007

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INDEX TO EXHIBITS

Number	Description
10.1	Amendment No. 2 to Securities Purchase Agreement, dated as of February 20, 2007, by and among Scottish Re Group Limited, MassMutual Capital Partners LLC and SRGL Acquisition, LDC.

99.1	Press Release issued by Scottish Re Group Limited on February 20, 2007.

99.2	Supplemental financial information with respect to the quarter ended December 31, 2006.

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